SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ValCom, Inc.

(Name of Registrant as Specified In Its Charter)

N.A.

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

☐	$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule  and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

ValCom, Inc.

2113A Gulf Boulevard

 Indian Rocks Beach, Florida 33785

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April 20, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of ValCom, Inc., will be held at 429 South Keller Road, Suite 250, Orlando, Florida 32810, on Wednesday, May 11, 2011, at 10:00 A.M. local time. At the meeting, you will be asked to vote on:

(1)

The election of five(5) of the six (6) directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)

To amend the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding shares if the Company’s Common Stock at a ratio of either one-for-two, one-for-five, one-for-ten, or one-for-twenty, as determined at the discretion of the Board of Directors to be in the best interest of the Company without further approval from stockholders;

(3)

To ratify the selection of Labrozzi & Company, PA, 1041 S.W. 9th Court, Miami, FL 33130 as independent auditors of the Company for the fiscal year commencing December 31, 2010; and

(4)

The transaction of such other and further business as may properly come before the meeting.

The Board of Directors has fixed the close of business on April 20, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting. A list of stockholders of record on the record date will be available for inspection by stockholders at the office of the Corporation, 2113A Gulf Boulevard, Indian Rocks Beach, Florida 33785 during the ten days prior to the meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting.

By Order of the Board of Directors

Vincent Vellardita

-----------------------------------------------

Chairman and Chief Executive Officer

Indian Rocks Beach, Florida

April 20, 2011

THIS MEETING IS VERY IMPORTANT TO US AND TO OUR STOCKHOLDERS. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID PROXY CARD. YOUR PROXY, GIVEN THROUGH THE RETURN OF THE ENCLOSED PROXY CARD, MAY BE REVOKED PRIOR TO ITS EXERCISE BY FILING WITH OUR CORPORATE SECRETARY PRIOR TO THE MEETING A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

ValCom, Inc.

2113A Gulf Boulevard

 Indian Rocks Beach, Florida 33785

PROXY STATEMENT

Annual Meeting of Stockholders

May 11, 2011

The accompanying proxy and this proxy statement have been prepared by our management for the Board of Directors. Your proxy is being solicited by the Board of Directors for use at the 2011 annual meeting of stockholders to be held at 429 South Keller Road, Suite 250, Orlando, Florida 32810 on Wednesday, May 11, 2011 at 10:00 A.M., local time, or at any adjournment thereof. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting and is first being mailed to stockholders, on or about May 11, 2011.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting for:

•

The election of six (6) directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

•

To amend the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding shares if the Company’s Common Stock at a ratio of either one-for-two, one-for-five, one-for-ten, or one-for-twenty, as determined at the discretion of the Board of Directors to be in the best interest of the Company without further approval from stockholders;

•

To ratify the selection of Labrozzi & Company, PA, 1041 S.W. 9th Court, Miami, FL 33130 as independent auditors of the Company for the fiscal year commencing December 31, 2010; and

•

The transaction of such other and further business as may properly come before the meeting

Who is soliciting your proxy?

Your proxy is being solicited by our Board of Directors.

Who is entitled to vote at the meeting?

You may vote if you owned stock as of the close of business on April 20, 2011, which is the record date for determining who is eligible to vote at the annual meeting. Each share of common stock is entitled to one (1) vote.

How do I vote?

You can vote either by attending the meeting and voting at the meeting or by completing, signing and returning the enclosed proxy card.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the meeting. You can change your vote by signing another proxy with a later date and returning it to us prior to the meeting or by voting again at the meeting. If your stock is held in a brokerage account, you must provide your broker with instructions as to any changes in the voting instructions which you previously provided to your broker.

What if I sign and return my proxy card but I do not include voting instructions?

If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR the above-referenced matters to be voted upon.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer & Trust Company.

Will my shares be voted if I do not provide my proxy?

If they are held in a brokerage account, they may be voted for the election of directors if you provide your broker with instructions as to how you want your shares voted.  Your broker will send you instructions as to how you can vote shares that are held in your brokerage account.  If you do not give your broker instructions as to how you want your shares to be voted, then your shares will not be voted.

If you hold your shares directly in your own name, they will only be voted if you either sign and deliver a proxy or attend and vote at the meeting.

How many votes must be present to hold the meeting?

In order for us to conduct our meeting, we must have a quorum. We will have a quorum, and be able to conduct the meeting, if a majority of our outstanding shares as of April 20, 2011, are present at the meeting. Your shares will be counted as being present at the meeting if you attend the meeting or if you properly return a proxy by mail or if you give your broker voting instructions and the broker votes your shares.

On the record date, March 31, 2011, we had 159,700,158 shares of common stock outstanding. This number of shares does not include treasury stock. We will have a quorum if 79,850,079 shares of common stock are present and voting at the annual meeting.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast, which means that, as long as a quorum is present, the six (6) nominees for director who receive the most votes will be elected. Abstentions will have no effect on the voting outcome with respect to the election of directors.

How are broker non-votes treated at the meeting?

Broker non-votes are proxies signed by brokers without voting on the election of directors.  Broker non-votes are treated as present at the meeting for purposes of determining whether we have a quorum.  However, since directors are elected by a plurality, and broker non-votes will not be voted for any nominees, as long as we have a quorum, including shares represented by broker non-votes, the five (5) out of six (6) nominees for director who receive the most votes will be elected.

Who is paying the cost of the meeting?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.  We estimate our costs at approximately $10,000.

CORPORATE GOVERNANCE

Directors and Executive Officers

Name	Age	Position	Since
Vince Vellardita	53	CEO/President/Chairman of the Board	2000
Frank O’Donnell	59	Director	2007
Patrick Willemsen	35	Director	2009
Tim Harrington	43	Director
Silvana Costa Manning	57	Director
Michael Vredegoor	59	Director

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth information as to the shares of our common stock beneficially owned as of September 30, 2010 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director and nominee for director;(iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o ValCom, Inc., 2113A Gulf Boulevard, Indian Rocks Beach, Florida 33785.

Name and Address of Beneficial Owner	Common Stock		Preferred Stock
	Shares	Percent	Shares	Percent
Vince Vellardita (CEO, President, Chairman)	8,100,000	7.4%	2,715,729	21.4%
Richard Shintaku	3,700,000	3.4%	1,537,333	8.2%
Carl Austin Powers*			5,000,000	29.1%
Frank O’Donnell (Director)	550,000.5%		1,000,000	5.4%
Patrick Wilemsen (Director)	6,474,000	5.9%	4,000,000	21.4%
TOTAL	18,824,000	17.2%	14,253,062

* Represent 5,000,000 shares of Series C Preferred Class stock owned by Rain Day Holdings, LLC. Rain Day Holdings LLC is owned by Tracey A. Powers, wife of Carl Austin Powers. Carl Austin Powers is the authorized agent for Rain Day Holdings LLC and holds all the voting rights on said shares.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. “Shares Beneficially Owned After the Offering” assumes the sale of all of the common shares offered by this prospectus and no other purchases or sales of our common shares by the selling stockholders.

Based upon 159,138,158 shares of common stock issued and outstanding as of March 31, 2011.

Section 16(A) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of our company. Officers, directors and greater than ten percent (10%) shareholders of the Company are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file. There are specific due dates for these reports and the Company is required to report in this Proxy Statement any failure to file reports as required during 2009.

During 2010, based soley upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the fiscal year ended September 30, 2010, and Forms 5 and amendments thereto furnished to us with respect to the fiscal year ended September 30, 2010, the Company believes that all reports required to be filed with the SEC by Section 16(a) during the most recent fiscal year have been timely filed.

Legal Proceedings

Any significant legal action involving the Company during the financial year and ongoing is set out below. The company also pursues legal action where appropriate in the normal course of business such as for the collection of receivables or in the defense of frivolous claims on the company.

The Company filed suit against AAN (America’s Auction Network) and Jeremiah Hartman for Breach of Agreement pertaining to Real Estate Auctions. In the first quarter, the Company advertised and introduced AAN to a third party bank the foreclosed homes and jointly marked them for three successful auctions and was to be reimbursed for advertising and expenses and 25% of the profits. No trial date has been set as of yet.

In March 2010 Mr. Powers was terminated for cause. Mr. Powers took the company to arbitration. In the first quarter of 2011, the Arbitrator ruled that the Company was to pay 1/3 of Mr. Powers’ contract. The Company is making arrangements to pay the Arbitrator’s award. Mr. Powers resigned as aboard member two weeks after his termination.

The Company filed suit in January 2011 against Chameleon Communications and Frankie “Buddy” Winsett for nonpayment of 14 months of rent, six months of employee payroll and monies advanced for the 10% ownership in the studio in which ValCom managed, besides other expenses. No trial date has been set as of yet.

The Board of Directors and Corporate Governance

Our Board of Directors is responsible for establishing broad corporate policies and for overseeing our overall management. In addition to considering various matters which require Board approval, the Board provides advice and counsel to, and ultimately monitors the performance of, our senior management.

We do not have a standing Audit Committee, a Compensation Committee, or a Nominations and Governance Committee of the Board of Directors. Our directors perform the functions of audit, nominating and compensation committees. Our current directors participate in the consideration of director nominees. Due to the small size of our company and our board, the Board of Directors does not believe that establishing a separate nominating committee is necessary for effective governance. When additional members of the Board of Directors are appointed or elected, we will consider creating a nominating committee. The entire Board of Directors participates in audit related matters of our company, including, but not limited to, reviewing and discussing our audited financial statements with management and our auditors and recommending to the Board of Directors that the financial statements be included in our Annual Reports on Form 10-K. In performing their role equivalent to an audit committee, the Board of Directors (i) reviewed and discussed the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 with management, (ii) discussed with the Company’s independent registered public accounting firm the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), (iii) discussed with its independent registered public accounting firm matters relating to independence, including the disclosures made to the Board as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and (iv) in reliance on the aforementioned reviews and discussions, recommended to management the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010 for filing with the Securities and Exchange Commission. Neither Frank O’Donnell and Patrick Willemsen are considered independent directors as defined by any national securities exchange registered pursuant to Section 6(a) of the Securities Exchange Act of 1934 or by any national securities association registered pursuant to Section 15A(a) of the Securities Exchange Act of 1934.

The Board and our management strive to perform and fulfill their respective duties and obligations in a responsible and ethical manner. The Board performs annual self-evaluations. We have adopted a comprehensive Code of Ethics for all directors, officers and employees.

During 2010, the Board of Directors met and/or executed unanimous written consents of the Board of Directors nine (9) times. While we do not have a formal policy requiring members of the Board to attend the Annual Meeting of Stockholders, we strongly encourage all directors to attend. No director attended fewer than 90% of the total number of meetings.

Directors’ Compensation

The Company has not paid and does not presently propose to pay cash compensation to any director for acting in such capacity. However, the Company will give the directors a grant of shares of common stock and reimbursement for reasonable out-of-pocket expenses for attending meetings. Outside directors received no cash compensation for their services; however they were reimbursed for their expenses associated with attendance at meetings or otherwise incurred in connection with the discharge of their duties as directors of the Company.

No officer of the Company receives any additional compensation for his services as a director, and the Company does not contribute to any retirement, pension, or profit sharing plans covering its directors.

Family Relationships

There are no family relationships among our current executive officers and directors.

Communications with the Board of Directors

Any stockholder who wishes to send a communication to our Board of Directors should address the communication either to the Board of Directors or to the individual director c/o ValCom, Inc., 2113A Gulf Boulevard, Indian Rocks Beach, Florida, 33785. All communications that are received will be forwarded either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is directed to a director.

Executive Compensation

The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for the last ten years to our Chief Executive Officer.

Summary Compensation Table

Name and Position	Fiscal Year	Salary	Bonus	Director Benefits	LTIP	Stock in lieu of salary	Options	Deferred
Vince Vellardita CEO/President/Chairman	2010	$200,000	$0.00	100,000 shares	0	$105,000	0	$95,000
	2009	$200,000	$0.00	100,000 shares	0	$80,000	0	$60,000
	2008	$200,000	$0.00	100,000 shares	0	$50,000	0	$100,000
	2007	$200,000	$0.00	100,000 shares	0	$0	0	$129,000
	2006	$200,000	$0.00	50,000 shares	0	$200,000	0	$0
	2005	$200,000	$0.00	50,000 shares	0	$50,000	0	$74,904
	2004	$200,000	$0.00	50,000 shares	0	$22,000	0	$37,600
	2003	$200,000	$0.00	50,000 shares	0	$0	0	$65,900
	2002	$200,000	$0.00	50,000 shares	0	$20,000	0	$50,968
	2001	$150,000	$0.00	0	0	$0	0	$30,000
	2000	$120,000	$0.00	0	0	$0	0	$0
TOTAL								$643,372

Employment Agreements

As of September 30, 2010, the Company had nine (9) full-time employees, including one officer and three professional staff. No employee of the Company is represented by a labor union or is subject to a collective bargaining agreement. We have never experienced a work stoppage and believe our employee relations are very good.

The Company entered into an Employment Agreement with Vince Vellardita, the Company’s Chairman of the Board, Chief Executive Officer and President, effective October 1, 2000. The term of the Agreement is for five years. The Board of Directors may terminate, for just cause Mr. Vellardita’s employment at any time. The Agreement shall be automatically renewed for successive five year terms, unless either party gives written notice of termination three months prior to the end of the term. The Agreement provides for an annual salary of $120,000 for the first year, $150,000 for the second year and $200,000 for the third year, plus a bonus if authorized by the Board of Directors. If the Company is involved in a merger or consolidation in which it does not survive, or if the Company transfers substantially all of its assets, the surviving entity in the merger or consolidation or the transferee of the Company’s assets shall be bound by the Agreement. With the exception of ownership of up to five percent of the equity securities of another publicly traded corporation, the Agreement prohibits Mr. Vellardita from engaging in any activity competitive with or adverse to the Company’s business or welfare without the Company’s prior written consent.

The Company entered into an Employment Agreement with Carl Austin Powers, the Company’s Executive Vice President of Sales and Marketing and Director effective 06th February 2009. The term of the agreement is three years and the agreement may be terminated in accordance with the terms of the agreement and for just cause. In March 2010 Mr. Powers was terminated for cause. Mr. Powers took the company to arbitration. In the first quarter of 2011, the Arbitrator ruled that the Company was to pay 1/3 of Mr. Powers’ contract. The Company is making arrangements to pay the Arbitrator’s award. Mr. Powers resigned as a board member two weeks after his termination.

2004 Employee Stock Compensation Plan

The Company has a 2004 Employee Stock Compensation Plan (the “ESCP”) to enhance its ability to attract, retain and compensate experienced employees, officers, directors and consultants. The effective date of the ESCP is January 10, 2004.

A total of 2,000,000 shares of common stock were registered for issuance under the ESCP on Form S-8 registration statement filed December 30, 2003. Pursuant to the ESCP, the Compensation Committee or the Board of Directors may award registered shares of the Company’s common stock to employees, officers, directors or consultants for cash, property, services rendered or other form of payment constituting lawful consideration. Plan shares awarded for other than services rendered shall be sold at not less than fair market value on the date of grant. During the fiscal year ended September 30, 2004, the Company issued an aggregate of 1,000,000 shares of registered common stock to employees, officers, directors and consultants pursuant to the ESCP for services rendered.

Option Grants in Last Fiscal Year

None.

Aggregate Option Exercises in Last Fiscal Year and Option Values at Fiscal Year End

None.

Outstanding Equity Awards at Fiscal Year End

During the year ended September 30, 2010, we did not grant any options or stock awards to the Company’s officers.  No options or stock awards were exercised by any officers during the year ended September 30, 2010.

Name and Position	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Vince Vellardita CEO/President/Chairman	0	0	0	$0.00	00/00/00
	0	0	0	$0.00	00/00/00
	0	0	0	$0.00	00/00/00

Changes in Control

To the best of the knowledge and belief of the Company, there are no arrangements, understandings, or other agreements relative to the disposition of the Company’s securities, the operation of which would, at a subsequent date, result in a change in control of the Company.

Related Party Transactions

None.

Financial Statements

Our audited financial statements, which include our consolidated balance sheets at September 30, 2010 and 2009 the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for each of the two years in the period ended September 30, 2010, are included in our Form 10-K for the year ended September 30, 2010. A copy of our 10-K for 2010 either accompanied or preceded the delivery of this proxy statement.

An additional copy of our Form 10-K for the year ended September 30, 2010 may be obtained without charge upon written request by any person entitled to vote at the annual meeting, addressed to us, Attention: ValCom, Inc., 2113A Gulf Boulevard Indian Rocks Beach, Florida 33785. Copies of our Form 10-K are also available through the SEC which maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

ELECTION OF DIRECTORS

(Proposal No. 1)

Directors are elected annually by the stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. Our By-laws provide that the number of directors comprising the whole Board shall be determined from time to time by the Board. The size of the Board for the ensuing year is three (3) directors. Our Board of Directors is recommending that the two (2) incumbent directors named below be re-elected and that Timothy Harrington be elected to the Board. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the Board, and any shares represented by proxy will be voted for the substitute nominee, unless the Board reduces the number of directors. We have not held a meeting of shareholders since 2006.

Qualifications of Directors and Nominees to be Directors

As described below, the Board of Directors is comprised of individuals from differing backgrounds and experiences. The Company believes that each of its directors possesses unique qualifications, skills and attributes that complement the performance of the full Board. The experiences that each has obtained from their respective professional backgrounds, as set forth individually in the table below, have qualified them to serve on the Board of Directors. The Company also believes that the Board members work together well and utilize individual strengths and skills to effectively carry out the Board’s duties.  All of the following nominees for election have consented to being named in this proxy statement and to serve if elected.

Name	Age	Position	Since
Vince Vellardita	53	Chairman	2000
Frank O’Donnell	59	Director	2007
Patrick Willemsen	35	Director	2009
Timothy Harrington	43	Director	N/A
Silvana Costa Manning	57	Director	N/A
Michael Vredegoor	59	Director	N/A

Continuing Directors

The Company appointed Frank O'Donnell to the Board in 2007. Frank O'Donnell is also Vice- Chairman of TV Compass and a founder of the Company. From 1996 to 2004, Mr. O'Donnell was the founder and President of Evolve Products, Inc. From 1986 to 1995, he was the founder and Vice President of Universal Electronics, Inc. and

from 1979 to 1986 he was the founder and President of Cable Business Associates, Inc. Further, he previously managed the custom designs for Time Warner Cable and Comcast (AT&T/TCI) universal remote controls.

Patrick Willemsen was appointed as a Director of ValCom, Inc. by the Company’s Board on September 22, 2009. Mr. Willemsen started his professional career with a Dutch foundation that was responsible for the implementation of the first Internet-over-cable and TV-shopping mall solution for a Dutch CATV operator. In 1995 he started a trading company in the Netherlands and imported food products from the Middle East to Europe, U.S and Asia. In 1997 Mr. Willemsen started a telecom company and quickly led the company to a market cap of over 250 million USD. Early 2003 Mr. Willemsen moved to the USA and started the company Emergo Consultancy. Emergo is active in consultancy and international business opportunities. The company assists small and medium sized companies in growth and provides an emphasis on international expansion. In 2007 Mr. Willemsen began ABEX Capital INC., which was founded to manage investment funds used for structuring and acquiring distressed real estate and notes. Mr. Willemsen studied economics and management in Amsterdam at the Hoge school van Amsterdam.

Nominees

Timothy Harrington: After high school graduation in 1985 Tim Harrington launched his entrepreneurial career by founding Harrington Paving and Contracting, which specialized in residential sewer hook-ups.  Having built the company into a successful business from the ground up and by 1989 Tim was looking for his next venture.  This initial business experience gave Tim a hands-on course in running a new enterprise that would prove invaluable in reaching the next level of business.  In managing this company, Tim’s knowledge of marketing, finance and general business practices grew to the point that he was well prepared for a greater challenge.

In 1989 that challenge presented itself and Tim launched what was to become a major player in the retail oil business in Northern New Jersey, Able Energy.  Despite the difficult economic climate of the early 90’s Tim quickly built Able into a flourishing business by way of innovative practices such as being the first in taking online fuel orders and developing a quick pay process to enhance cash flow.  Superb customer service and competitive pricing was a hallmark of Able Energy and fueled the company’s outstanding growth throughout the 1990’s.

Tim took Able Energy public in 1998 and in 2000 he founded Price Energy.com an online fully automated and integrated oil sales and delivery site in a joint venture with 50 oil dealers from Florida to Maine selling through BJ’s Wholesale Clubs.  Able Energy grew to encompass seven companies under its corporate umbrella.

In 2000 and 2001 Tim’s business success was recognized by Ernst and Young when Tim was a finalist, both years, in their “Entrepreneur of the Year” Awards Program.  In addition, in 2002 New Jersey Business News honored Tim as one of the “Top 40 Under 40” business leaders in the state.

In 2005 Tim sold his interest in Able Energy and started Able Income Fund which works with both start-up and mature companies, serving them in a variety of ways.  The Fund arranges for and also makes direct venture capital investments and is active in bridge financing and convertible debentures. In addition, depending on the specific company’s need, Tim’s firm will assist in: General Business Development, Branding Acquisitions, Public market objectives, Raising Capital and Team Building.

In short, Tim brings a common sense approach to assist companies in both creating and adding value through an energetic business acumen with a success created edge. Over the past six years Tim and his team have assisted several dozen companies in a variety of industries achieve new heights under their guidance.

Silvana Costa Manning:  For over 30 years Silvana has been involved  in the business end of the medical scientific field and in 1992 founded a company, TRI-DELTA Diagnostics, launching, marketing and supporting product lines in the medical diagnostics business.

In 1975 Silvana graduated from Fairleigh Dickinson University with her major area of study being biology where had been president of the national honors society for biology.  Silvana pursued graduate studies both in business and biology receiving a master’s of science in 1979.

In 1988 Silvana moved to a New Jersey based company, Scimedx, whose focus had been international sales to that point and be the Director of Sales and Marketing to develop the US market for in-house manufactured products as well as developing business and marketing plans to win the rights to market and distribute innovative foreign products.

In 1992 she founded her own company, TRI-DELTA Diagnostics, developing markets in the US for medical diagnostic products.  In 2003 she started BioAccess LLC to assist in providing registered offices and regulatory services to companies launching in the US.  Silvana was selected to be a Board Member of the Clinical Immunology Division of the American Association of Clinical Chemistry, the largest international society of medical professionals numbering over 10,000.

In late 2004 she began a joint venture with the german based Euroimmun to establish a US subsidiary establishing operations, distribution channels and product launches. Customers included the major commercial laboratories, (QUEST, LabCorp) and major medical centers (MAYO, Stanford).

As of early 2010 she changed the focus of TRI-DELTA in response to changes in the medical industry and focusing on the research and animal health areas launching an innovative diagnostic instrument whose tests that will be of great use in the veterinary field.

Throughout the years Silvana has written a number of published articles on company positioning, marketing strategies as well as the explanation of complex medical diagnostic topics.  In short, Silvana has had many years of experience in both mature businesses as well as startup situations.

Michael Vredegoor, born on July 24, 1951 in Eindhoven, The Netherlands and living in Kokkino Chorio on Crete, Greece.  Michael started his professional career as a management consultant with the Government. After four years he became a senior management consultant at NMB Bank (later incorporated into ING Bank).

In 1987 he became deputy general manager of the Commercial Loan Department and was involved with trouble shooting and managing the bad loans portfolio; he transformed these activities into a new business opportunity of which he became the managing director. He developed the business into an investment and venture capital subsidiary of the bank. In this capacity he acted as a board member of several companies in various countries.

Michael left the bank in 1993 to start his own business, focusing on companies in the ict sector, producing global products and services, biotech and financial services companies. He was instrumental in a substantial amount of private placements, IPO’s and business development for those companies. Also in this capacity he acted as board member of various companies.

When the ict sector ran into trouble in the early 2000 years Michael decided to shift focus to other opportunities as well and became acquainted with business opportunities concerning commodities, like diamonds, oil and natural gas and concerning real estate. At the moment he acts as a board member of the UK based firm Commodity Concepts & Finance Developers Group LLP.

Michael holds a masters degree in psychology and a post graduate degree in business administration.

Departing Director

During 2010, Richard Shintaku, a board member with the company for several years, resigned from the Board for health reasons and shortly thereafter passed away.  The Board sends their condolences and eternal gratitude to the Shintaku family.

In March 2010, Carl Austin Powers was terminated from his position of VP of Sales and Marketing for cause. Mr. Powers resigned as a Board member two weeks after his termination.

The Board of Directors recommends that the shareholders vote FOR the election of all of the proposed nominees to the Board of Directors.

REVERSE STOCK SPLIT

(Proposal No.2)

The Board of Directors has approved and directed that the proposed reverse stock split be submitted to the Company's stockholders for consideration and action.  If this proposal is approved by the Company’s stockholders, every ten (10) shares of the Company’s Common Stock issued and outstanding immediately prior thereto (the “Old Common Stock”) will be reclassified as and changed into one (1) share of the Company's Common Stock (the “New Common Stock”), subject to the treatment of fractional share interests as described below.  In the event this proposal is approved, the Company will send transmittal forms to the holders of the Old Common Stock to be used in forwarding their certificates representing shares of Old Common Stock for surrender and exchange for certificates representing whole shares of New Common Stock. Until so surrendered, each current certificate representing shares of Old Common Stock will be deemed for all corporate purposes after the effectiveness of the reverse stock split to evidence ownership of New Common Stock in appropriate whole number shares.

No certificates or scrip representing fractional share interests in the New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights as a stockholder of the Company.  All fractional shares of one-half share or more will be increased to the next higher whole number of shares and all fractional shares of less than one-half share will be decreased to the next lower whole number of shares.

The Board of Directors recommends a vote “FOR” the approval of the reverse stock split. Approval of the reverse stock split requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock present, or represented, and entitled to vote at the Annual Meeting.

The Board of Directors believes that a reverse stock split may be necessary in order to increase the trading price of the Company's Common Stock to levels acceptable to Nasdaq, [which may help to facilitate having our Common Stock once again] listed on Nasdaq. The Board of Directors believes that a decrease in the number of shares of the Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares to a price more appropriate for an exchange-listed security, although no assurance can be given that the market price of the Company’s Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from any reverse stock split.

In addition, the Board of Directors also believes that the current per share price of the Common Stock is too low. Many brokerage firms and institutional investors tend to be reluctant to recommend lower-priced stocks to their clients or to hold them in their own portfolios.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue.

The reverse stock split will not reduce or otherwise affect the authorized capital stock of the Company. Proportionate voting rights and other rights of the Company’s stockholders will not be altered by any reverse stock split. Dissenting stockholders have no appraisal rights under Delaware law or under the Company's Certificate of Incorporation, as amended and Bylaws in connection with the reverse stock split.

The par value of the Common Stock will remain at $0.01 per share following the reverse stock split, and the number of shares of the Common Stock outstanding will be reduced.  As a consequence, the aggregate par value of the Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding shares of the Common Stock for statutory and accounting purposes will be correspondingly increased.

Federal Income Tax Consequences of Reverse Stock Split

The following summary of the federal income tax consequences of the reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended (the “Code”), and is for general information only.  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  Certain stockholders, including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, non-resident aliens, foreign corporations and persons who do not hold the Company’s Common Stock as a capital asset, may be subject to special rules not discussed below.  ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE OR FOREIGN INCOME TAX AND OTHER LAWS.

The receipt of shares of New Common Stock in the reverse stock split should be a nontaxable transaction under the Code for federal income tax purposes.  Consequently, a stockholder receiving shares of New Common Stock should not recognize either gain or loss, or any other type of income, with respect to whole shares of New Common Stock received as a result of the split.  In addition, the tax basis of such stockholder's shares of Old Common Stock prior to the split will carry over as the tax basis of the stockholder's shares of New Common Stock.  Each of the Company’s stockholders will be required to allocate his or her basis in his or her shares of Old Common Stock ratably among the total number of shares of New Common Stock owned following the split.  The holding period of the shares of New Common Stock will also include the holding period during which the stockholder held the Old Common Stock, provided that such Old Common Stock was held by the stockholder as a capital asset on the date of the Annual Meeting.

INDEPENDENT PUBLIC ACCOUNTANTS

(Proposal No. 3)

The Board of Directors recommends ratification of the selection of the independent accounting firm of Labrozzi & Company, PA as auditors of the Company for the fiscal year commencing December 31, 2010. The ratification requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, or represented, and entitled to vote at the Annual Meeting. A representative of Labrozzi & Company, PA is expected to attend the meeting, will have the opportunity to make a statement should he desire to do so, and is expected to be available to respond to appropriate questions.

OTHER MATTERS

Other Matters to be Submitted

•

My Family TV and Luken Communications

•

Next One Interactive / RRTV

•

Stonehenge Telecom

•

New Officers / CFO / COO / CEO

Our Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this proxy statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Deadline for Submission of Stockholder Proposals for the 2011 Annual Meeting

Our By-laws require a stockholder to give advance notice of any business, including the nomination of candidates for the Board of Directors, which the stockholder wishes to bring before a meeting of our stockholders. Proposals that a stockholder desires to have included in our proxy materials for our 2011 Annual Meeting of Stockholders must comply with SEC Rule 14a-8 and any other applicable rules and regulations of the Securities and Exchange Commission, including that any such proposal must be received by our Secretary of the Company at our principal office no later than May 2, 2011. It is suggested that such proposals be sent by Certified Mail, Return Receipt Requested.

Proposals that a stockholder desires to be presented at our 2011 Annual Meeting without it being included in our proxy materials, written notice of such proposal must be received by our Secretary not more than one hundred and eighty (180) days prior to the anniversary of the preceding year's annual meeting.

With respect to stockholder proposals, the stockholder's notice to our Secretary must contain a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, as well as any other information set forth in our By-laws or required by law. With respect to the nomination of a candidate for the Board of Directors by a stockholder, the stockholder's notice to our Secretary must contain certain information set forth in our By-laws about both the nominee and the stockholder making the nominations.

If notice of any stockholder proposal is received after April 25, 2011, then the notice will be considered untimely and we are not required to present such proposal at the 2011 annual meeting. If the Board of Directors chooses to present a proposal submitted after April 25, 2011at the 2011 annual meeting, then the persons named in proxies solicited by the Board of Directors for the 2011 annual meeting may exercise discretionary voting power with respect to such proposal.

Solicitation of Proxies

The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company will also request brokers, dealers, banks and their nominees to solicit proxies from their clients, where appropriate, and will reimburse them for reasonable expenses related thereto.

By Order of the Board of Directors

Vincent Vellardita

-----------------------------------------------

Chairman and Chief Executive Officer

ValCom, Inc.

2113A Gulf Boulevard

Indian Rocks Beach, Florida 33785

COMMON STOCK PROXY

2011 ANNUAL MEETING OF STOCKHOLDERS OF

VALCOM, INC.

May 11, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Vincent Vellardita with full power of substitution or revocation, proxies for the undersigned, to vote at the 2011 Annual Meeting of Stockholders of ValCom, Inc. (the "Company"), to be held at 10:00 a.m., local time, on Wednesday, May 11, 2011, at the offices of the Company, 2113A Gulf Boulevard, Indian Rocks Beach, Florida 33785, and at any adjournment or adjournments thereof, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present. Any and all proxies heretofore given are hereby revoked.

This Proxy will be voted as directed below, or if no direction is indicated, will be voted “FOR” the proposals.  This Proxy is solicited on behalf of the Board of Directors.

1.   Proposal to elect five (5) of the following six (6) directors:

Nominees are:

(1)

Vince Vellardita

(2)

Frank O’Donnell

(3)

Patrick Willemsen

(4)

Timothy Harrington

(5)

Silvana Costa Manning

(6)

Michael Vredegoor

	FOR [ ] [ ] [ ] [ ] [ ]	WITHHOLD AUTHORITY [ ] [ ] [ ] [ ] [ ]

2.   Proposal to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding shares if the Company’s Common Stock at a ratio of either one-for-two, one-for-five, one-for-ten, or one-for-twenty, as determined at the discretion of the Board of Directors to be in the best interest of the Company without further approval from stockholders.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
3. Proposal to ratify the selection of the independent accounting firm of Labrozzi & Company, PA as auditors of the Company for the fiscal year commencing December 31, 2010.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.   In their discretion, the proxy is authorized to vote on such other business as may properly come before the meeting on such matters that are known a reasonable time prior to this solicitation and to be presented at the meeting.

	FOR [ ]	AGAINST [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [  ]

MARK HERE IF YOU PLAN TO ATTEND THE MEETING [  ]

Signature: ___________________________ Signature: ___________________________ Dated: ___________________________

Please sign exactly as your name or names appear on this proxy. If you sign as agent or in any other capacity, please state the capacity in which you sign. Please date, sign and mail this proxy, should wish to not use the enclosed card.